UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                 June 20, 1997


                       MARVEL ENTERTAINMENT GROUP, INC.


        Delaware             1-10779             94-3024816


   (State or other       (Commission File       (IRS Employer
    jurisdiction of          Number)         Identification No.)
    incorporation
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               387 PARK AVENUE SOUTH, NEW YORK, NEW YORK  10016
             (Address of principal executive offices and Zip Code)

                                (212) 696-0808
             (Registrant's telephone number, including area code)


         (Former Name or Former Address, if changed since last report)
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Item 1.  Changes in Control of Registrant.

     On May 14, 1997, the United States District Court for the District of Delaware (the "District Court") entered an Order Denying Appellees' Motion to Dismiss Appeal and Vacating Bankruptcy Court's March 24, 1997 Order (the "Vacation Order"). Pursuant to the Vacation Order, the District Court vacated the March 24, 1997 Order (the "Stay Order") entered by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Pursuant to the Stay Order, the Bankruptcy Court had determined that the automatic stay in the chapter 11 case as to Marvel Entertainment Group, Inc. ("Marvel") prevented Marvel Holdings Inc., the owner of 50.03% of Marvel's outstanding shares of common stock ("Holdings"), from exercising its voting rights with respect to such shares to remove and replace Marvel's Board of Directors. In the Vacation Order, the District Court determined that the Bankruptcy Court erred and held that the automatic stay in Marvel's chapter 11 case did not apply to the efforts of Marvel's stockholders to vote their shares. Pursuant to the Vacation Order, the Bankruptcy Court's Stay Order was to be vacated effective as of 12:00 noon on Friday, May 23, 1997.

     On May 22, 1997, the District Court heard arguments with respect to motions of Marvel and its bank lenders for a stay of the District Court's Vacation Order pending appeal of the Bankruptcy Court's prior order lifting the automatic stay in the chapter 11 cases of Marvel Holdings Inc., et al. After hearing argument, the District Court delayed the effective date of the Vacation Order until it issued a ruling on the motions.

     On June 11, 1997, the District Court denied the motions of Marvel and its bank lenders for a stay pending appeal of the Stay Order and ordered that the Vacation Order become effective as of 5:00 p.m. (New York time) on June 20, 1997 (the "Denial Order"). Subsequent efforts by Marvel and its bank lenders to extend the effective date of the Vacation Order or to otherwise enjoin Holdings from acting to remove and replace the Marvel Board of Directors were unsuccessful and the Vacation Order became effective on June 20, 1997 at 5:00 p.m. (New York time).

     As permitted by the Denial Order and Vacation Order, Holdings, acting as a holder of a majority of Marvel's common stock, took the following actions by written consent effective as of 5:01 p.m. (New York time) on June 20, 1997:
(i) removed each and every then current Director of Marvel; (ii) amended and modified Marvel's by-laws to provide that the Marvel Board of Directors shall be composed of nine (9) persons or such other number of persons as may thereafter be fixed by the Board of Directors of Marvel; and (iii) elected the following persons to serve as members of the Marvel Board of Directors: Mr. Carl C. Icahn, Mr. Harold First, Mr. Charles K. MacDonald, Mr. Glen Adams, Mr.
J. Winston Fowlkes, III, Mr. Robert Mitchell, Mr. Jouko T. Tamminen, Mr. Vincent J. Intrieri and Mr. Michael J. Koblitz (collectively, the "New Board").

     Immediately after the election of the New Board, the New Board held a meeting and took several actions which included the appointment Carl C. Icahn as the Chairman of the New Board and the appointment of Joseph Calamari as Interim President of Marvel.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         MARVEL ENTERTAINMENT GROUP, INC.

Date:  June 24, 1997          By: /s/ Joseph Calamari
                                  -------------------
                              Name: Joseph Calamari
                              Title: Interim President


Signature page for Form 8-K filed with respect to change in control of Marvel Entertainment Group, Inc.